Exhibit 99.1

32301 Woodward Ave. Royal Oak, MI 48073 www.agreerealty.com FOR IMMEDIATE RELEASE

Agree Realty Announces 2025 Investment Activity & 2026 Investment Outlook

2026 Investment Guidance of $1.25 Billion to $1.50 Billion

Balance Sheet Fortified with Liquidity of Over $2.0 Billion

Royal Oak, MI, January 5, 2026 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced a summary of its investment activity in 2025, introduced investment guidance for 2026, and provided an update on its portfolio as well as its fourth quarter capital markets activity.

2025 Investment Activity

Total real estate investment volume for 2025, inclusive of acquisition, development, and Developer Funding Platform (“DFP”) projects completed or under construction, amounted to a total of approximately $1.55 billion. The 338 properties are net leased to industry-leading tenants, span 29 retail sectors and are located in 41 states across the country.

During the twelve months ended December 31, 2025, the Company acquired 305 retail net lease properties for total acquisition volume of approximately $1.44 billion. The acquisitions were completed at a weighted-average capitalization rate of 7.2% and had a weighted-average remaining lease term of 11.5 years. Approximately 64.9% of annualized base rents acquired during the year were derived from investment grade retail tenants. Approximately 6.9% of annualized base rents acquired during the year were derived from ground leased assets.

Acquisition volume for the fourth quarter totaled over $347 million at a weighted-average capitalization rate of 7.1%. Approximately 18.2% of annualized base rents acquired were derived from ground leased assets. The acquisitions had a weighted-average remaining lease term of 9.6 years, and approximately 65.7% of annualized base rents were generated from investment grade retail tenants.

As of December 31, 2025, the Company’s portfolio generated approximately 66.8% of annualized base rents from investment grade retail tenants. Properties ground leased to tenants increased to approximately $75 million of annualized base rents and represented approximately 10.2% of total annualized base rents.

CEO Comments

“I’m very pleased with our performance over the past twelve months,” said Joey Agree, President and Chief Executive Officer. “We enter 2026 with a fortified balance sheet with no material debt maturities, a best-in-class portfolio, and strong pipelines across our three external growth platforms positioning us to accelerate earnings growth in the new year.”

2026 Investment Outlook

The Company’s outlook for investment volume in 2026, which includes capital deployment through its acquisition, development and DFP platforms, is between $1.25 billion and $1.50 billion of retail net lease properties.

Capital Markets Update

In November 2025, the Company entered into an agreement for an unsecured $350 million 5.5-year term loan (the “Term Loan”). The Company had previously entered into $350 million of forward starting swaps to fix SOFR until maturity in May 2031. Including the impact of the swaps, the interest rate on the Term Loan is fixed at 4.02% based on the Company's current A- credit rating. The Term Loan includes an accordion option that allows the Company to request additional lender commitments up to a total of $500 million. As of December 31, 2025, no amounts had been drawn under the Term Loan, which has a 12-month delayed draw feature.

During the fourth quarter of 2025, the Company entered into forward sale agreements in connection with its at-the-market equity (“ATM”) program to sell an aggregate of 1.5 million shares of common stock for anticipated net proceeds of over $109 million. Additionally, the Company settled 5.9 million shares under existing forward sale agreements and received net proceeds of approximately $428 million.

As of December 31, 2025, the Company had total liquidity of over $2.0 billion, which includes approximately $1.3 billion of availability under its revolving credit facility and Term Loan after adjusting for outstanding commercial paper notes and revolver borrowings, over $716 million of outstanding forward equity, and cash on hand.

The following table presents the Company’s outstanding forward equity offerings as of December 31, 2025:

Forward Equity Offerings	Shares Sold	Shares Settled	Shares Remaining	Net Proceeds Received	Anticipated Net Proceeds Remaining
Q4 2024 ATM Forward Offerings	739,013	570,736	168,277	$42,200,880	$12,836,102
Q1 2025 ATM Forward Offerings	2,408,201	-	2,408,201	-	180,713,253
Q2 2025 ATM Forward Offerings	362,021	-	362,021	-	27,283,625
April 2025 Forward Offering	5,175,000	-	5,175,000	-	385,775,550
Q4 2025 ATM Forward Offerings	1,505,746	-	1,505,746	-	109,448,973
Total Forward Equity Offerings	10,189,981	570,736	9,619,245	$42,200,880	$716,057,503

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust that is RETHINKING RETAIL through the acquisition and development of properties net leased to industry-leading, omni-channel retail tenants. As of December 31, 2025, the Company owned and operated a portfolio of 2,674 properties, located in all 50 states and containing approximately 55.5 million square feet of gross leasable area. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. For additional information on the Company and RETHINKING RETAIL, please visit www.agreerealty.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about projected financial and operating results, the Company’s 2026 investment outlook, and the settlement of outstanding forward equity, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies, and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or other similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, the factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including those set forth under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subsequent quarterly reports filed with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, changes in the Company’s expectations or assumptions or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investors section of the Company’s website at www.agreerealty.com.

The Company defines the “weighted-average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties.

The Company defines “annualized base rent” as the annualized amount of contractual minimum rent required by tenant lease agreements as of December 31, 2025, computed on a straight-line basis. Annualized base rent is not, and is not intended to be, a presentation in accordance with generally accepted accounting principles. The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity.

###

Contact:

Peter Coughenour

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190